Exhibit 99.1

BMHC ANNOUNCES SECOND QUARTER 2008 FINANCIAL RESULTS

•	Company reports substantial progress on restructuring initiatives
•	Consolidated Sales of $385 million, a 12% increase from first quarter
•	Net loss of $31.9 million, a 6% improvement from first quarter
•	Consolidated gross margin of 18.8%, up from 17.9% in the first quarter

SAN FRANCISCO (August 14, 2008) - Building Materials Holding Corporation (NYSE: BLG), a leading provider of building materials and construction services to professional residential builders and contractors, today reported sales for the second quarter of 2008 decreased 41% to $385 million from $656 million in the same quarter a year ago. For the six months ended June 30, 2008, sales decreased 38% to $728 million from $1.2 billion in the same period of 2007.

Net loss for the second quarter of 2008 was $31.9 million or $1.10 per share compared to net income of $19.4 million or $0.66 per share in the same quarter a year ago. For the six months ended June 30, 2008, net loss was $65.8 million or $2.27 per share compared to net income of $14.5 million or $0.49 per share in the same period of 2007.

Our operating results in the second quarter included:
•	Costs associated with closing and consolidating underperforming business units as follows:
o	$8.5 million or $0.25 per share for impairments of customer relationships and leasehold improvements and
o	$5.8 million or $0.20 per share to exit certain facility operating leases and other costs.
•	$9.4 million or $0.32 per share for income from discontinued operations and the related income tax benefit from our concrete services operations in Florida.

Commenting on second quarter results, Robert E. Mellor, Chairman and Chief Executive Officer, stated, “While our operating results reflect the continued difficult conditions confronting the homebuilding industry, we made substantial progress in our restructuring program during the second quarter, and also experienced sequential improvements in consolidated sales and gross margin.

“As we recently announced, we obtained a temporary waiver from our lending group, which enables us to borrow up to $60 million on our revolver as we work toward reaching agreement on a permanent amendment to our credit facility. We expect this new amendment to be more in line with the Company’s projected performance under current industry conditions. Additionally, we have taken a number of actions aimed at preserving value and enhancing our liquidity going forward. These measures include the wind-down of certain operations, sale of underperforming business units and excess assets and other restructuring initiatives that will generate tax refunds based upon our existing net operating loss carry-back. We anticipate that these initiatives will reduce annualized SG&A expenses by $20 to $25 million and result in one-time cash proceeds of approximately $50 million to the company over the next three to four quarters.”

Mr. Mellor concluded, “We believe that, over the long term, favorable underlying demographics and increasing core housing demand will continue to support the growth trajectory of the homebuilding industry. We have taken major steps to realign our business to withstand the continuing challenges of this cyclical downturn and to better position the Company for future growth.”

BMHC Operating Results

(thousands)

	Three Months Ended June 30%			Six Months Ended June 30%
	2008	2007	Change	2008	2007	Change
Sales
Building Products	$198,309	$278,978	(29)%	$377,873	$ 519,726	(27)%
Construction Services	186,311	377,022	(51)%	349,695	662,448	(47)%
	$384,620	$656,000	(41)%	$727,568	$1,182,174	(38)%

(Loss) income from operations	$(32,561)	$ 35,866	n/m	$(50,917)	$ 34,629	n/m

For the quarter, sales declined 41% to $385 million from $656 million in the same quarter a year ago. For the six months, sales declined 38% to $728 million from $1.2 billion in the same period a year ago. Consistent with the national weakness in new home construction, sales were lower in all our regions. Single-family building permits in the U.S. were down 43% for the quarter.

For the quarter and six months, loss from continuing operations was a result of:
•	substantially lower sales,
•	a decline in gross margins due to competitive market conditions, particularly for construction services,
•	impairments of $8.5 million for certain customer relationships and leasehold improvements as a result of closing and consolidating underperforming business units and
•	additional expenses of $5.8 million to exit certain operating leases as well as other charges.

Loss from continuing operations was offset by lower selling, general and administrative expenses. Despite the additional expense of $5.8 million to exit certain operating leases and other charges, selling, general and administrative expenses were $8.5 million lower for the quarter and $31.8 million lower for the six months compared to the same periods a year ago.

Interest Expense
For the six months, interest expense was 18% or $3.2 million more than the same period a year ago. The increase was principally due to the recognition of unamortized deferred loan costs in connection with the amendment of our credit facility in February 2008.

Income Taxes
Income tax benefit for continuing operations was $0.5 million compared to income tax expense of $8.4 million in the same quarter a year ago. The significant change in our effective tax rate for continuing operations was the result of additional valuation allowance due to uncertainty as to our ability to realize deferred tax assets.

Income from discontinued operations included $17.8 million in the second quarter for the realization of tax benefits resulting from the closure of operations in Florida.

Conference Call and Webcast
Management will host a conference call and audio webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call may be accessed by dialing 800-291-9234 (Domestic), or 617-614-3923 (International), pass code 22261904. A replay will be available through Thursday, August 21, 2008 by dialing 888-286-8010 (Domestic) or 617-801-6888 (International). The required pass code for the replay is 71656932. The live conference call and replay can also be accessed via audio webcast at BMHC’s website at www.bmhc.com. An archive of the webcast will be available for 90 days following the conclusion of the teleconference.

About BMHC
BMHC is one of the largest providers of building materials and residential construction services in the United States. We serve the homebuilding industry through two recognized brands: as BMC West, we distribute building materials and manufacture building components for professional builders and contractors in the western and southern states; as SelectBuild, we provide construction services to high-volume production homebuilders in key markets across the country. To learn more about BMHC, visit our website at www.bmhc.com.

BUSINESS RISKS AND FORWARD-LOOKING STATEMENTS
There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results. Additional information regarding business risks and uncertainties is contained in Part II Item 1A of our most recent Form 10-Q. These risks and uncertainties may include, however are not limited to:

•
demand for and supply of single-family homes which is influenced by changes in the overall condition of the U.S. economy, including interest rates, consumer confidence, job formation and other important factors;

•	our business model;
•	our ability to implement and maintain cost structures that align with revenue trends;
•	our liquidity is dependent on operating performance, compliance with financial covenants and cash resources;
•	changes in the business models of our customers may limit our ability to provide building products and construction services required by our customers;

•	the integration of acquired businesses may not result in anticipated cost savings and revenue synergies being fully realized or may take longer to realize than expected;
•	losses of and changes in customers;
•	availability of and our ability to attract, train and retain qualified individuals;
•	fluctuations in our costs and availability of sourcing channels for commodity wood products, concrete, steel and other building materials;
•	intense competition;
•	weather conditions including natural catastrophic events;
•	exposure to construction defect and product liability claims as well as other legal proceedings;
•	disruptions in our information systems;
•	actual and perceived vulnerabilities as a result of terrorist activities and armed conflict;
•	costs and/or restrictions associated with federal, state and other regulations; and
•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Risks related to our shares may include, however are not limited to:

•	price for our shares may fluctuate significantly; and
•	anti-takeover defenses and certain provisions could prevent an acquisition of our company or limit share price.

Certain statements in the Annual Report to Shareholders including those related to expectations about homebuilding activity in our markets, demographic trends supporting homebuilding and anticipated sales and operating income are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements. While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that are important factors that could cause our actual results to differ materially from those in forward-looking statements. These factors include, however are not limited to, the risks and uncertainties cited in the above paragraph, as well as our ability to reach agreement with our lenders with respect to an amendment to our credit facility, our ability to timely and successfully implement our restructuring program and achieve the benefits that the program is designed to provide, including preserving value, enhancing our liquidity, generating tax refunds, reducing expenses and generating cash proceeds. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of the filing of this news release. We undertake no obligation to update forward-looking statements.

For More Information Investor Contacts:
•	Bill Smartt, Senior Vice President and Chief Financial Officer, BMHC
•	Mark Kailer, Vice President, Treasurer and Investor Relations Officer, BMHC +1.415.627.9100

•	Lisa Laukkanen, The Blueshirt Group for BMHC +1.415.217.4967 lisa@blueshirtgroup.com

(Tables Follow)

Building Materials Holding Corporation
Consolidated Statements of Operations
(thousands, except per share data)
(unaudited)

	Three Months Ended June 30		Six Months Ended June 30		Year Ended December 31
	2008	2007	2008	2007	2007
Sales
Building products	$198,309	$278,978	$377,873	$519,726	$997,035
Construction services	186,311	377,022	349,695	662,448	1,182,038
Total sales	384,620	656,000	727,568	1,182,174	2,179,073

Costs and operating expenses
Cost of goods sold
Building products	145,814	202,588	276,497	376,802	722,786
Construction services	166,491	320,548	317,286	567,991	1,027,796
Impairment of assets	8,469	—	8,469	—	272,152
Selling, general and administrative expenses	98,693	107,199	182,949	214,794	422,694
Other income, net	(2,286)	(10,201)	(6,716)	(12,042)	(9,971)
Total costs and operating expenses	417,181	620,134	778,485	1,147,545	2,435,457

(Loss) income from operations	(32,561)	35,866	(50,917)	34,629	(256,384)

Interest expense	9,246	9,501	20,884	17,719	33,800
Loss (income) from continuing operations before income taxes and minority interests	(41,807)	26,365	(71,801)	16,910	(290,184)

Income tax benefit (expense)	457	(8,325)	(3,392)	(4,783)	25,670
Minority interests loss (income)	24	(156)	63	(641)	(1,253)
(Loss) income from continuing operations	(41,326)	17,884	(75,130)	11,486	(265,767)

(Loss) income from discontinued operations prior to sale	(2,195)	2,471	(5,708)	4,778	2,937
Impairment of assets	6,212	—	6,212	—	64,922
Gain on sale of discontinued operations	—	—	—	—	20,029
Income tax benefit (expense)	17,792	(938)	21,248	(1,813)	(4,990)
Income (loss) from discontinued operations	9,385	1,533	9,328	2,965	(46,946)

Net (loss) income	$(31,941)	$19,417	$(65,802)	$14,451	$(312,713)

Net (loss) income per share:
Continuing operations	$(1.42)	$0.62	$(2.59)	$0.40	$ (9.23)
Discontinued operations	0.32	0.05	0.32	0.10	(1.63)
Basic	$(1.10)	$0.67	$(2.27)	$0.50	$(10.86)

Continuing operations	$(1.42)	$0.61	$(2.59)	$0.39	$ (9.23)
Discontinued operations	0.32	0.05	0.32	0.10	(1.63)
Diluted	$(1.10)	$0.66	$(2.27)	$0.49	$(10.86)

Building Materials Holding Corporation
Consolidated Balance Sheets
(thousands, except per share data)
(unaudited)

	June 30	December 31		June 30	December 31
	2008	2007		2008	2007
Assets			Liabilities, Minority Interests and Shareholders’ Equity
Cash and cash equivalents	$56,192	$60,587
Marketable securities	787	1,872
Receivables, net of allowances			Accounts payable	$68,289	$74,025
of $8,652 and $4,656	195,346	200,995	Accrued compensation	28,224	31,537
Inventory	104,307	115,524	Insurance deductible reserves	23,082	27,189
Unbilled receivables	34,793	39,189	Other accrued liabilities	42,431	28,989
Income tax receivable	49,894	9,812	Billings in excess of costs and estimated
Deferred income taxes	—	11,470	earnings	29,119	20,977
Prepaid expenses and other	8,200	8,973	Current portion of long-term debt	379,991	4,923
Assets of discontinued operations	16,492	10,492	Liabilities of discontinued operations	7,854	8,533
Current assets	466,011	458,914	Current liabilities	578,990	196,173

Property and equipment			Insurance deductible reserves	25,439	27,898
Land	40,711	60,052	Long-term debt	1,246	343,937
Buildings and improvements	129,596	135,009	Other long-term liabilities	40,575	44,503
Equipment	178,182	185,958
Construction in progress	19,855	16,134	Minority interests	—	8,591
Accumulated depreciation	(158,732)	(155,083)
Assets held for sale	23,968	—	Commitments and contingent liabilities	—	—
Marketable securities	38,882	40,039
Deferred income taxes	—	11,269	Shareholders’ equity
Deferred loan costs	6,087	4,358	Common shares, $0.001 par value:
Other long-term assets	27,821	30,956	authorized 50 million shares; issued and
Other intangibles, net	47,320	58,310	outstanding 29.5 and 29.2 million shares	29	29
Goodwill	13,886	14,196	Additional paid-in capital	166,642	164,043
Assets of discontinued operations	—	14,732	Deferred compensation common shares obligation	1,309	1,427
	$833,587	$874,844	Deferred compensation common shares	(1,309)	(1,427)
			Retained earnings	28,680	94,482
			Accumulated other comprehensive loss, net	(8,014)	(4,812)
			Shareholders’ equity	187,337	253,742
				$833,587	$874,844

Building Materials Holding Corporation
Consolidated Statements of Cash Flows
(thousands)
(unaudited)

	Six Months Ended June 30		Year Ended December 31
	2008	2007	2007
Operating Activities
Net (loss) income	$(65,802)	$14,451	$(312,713)
Items in net (loss) income not using (providing) cash:
Minority interests (loss) income, net	(63)	376	853
Depreciation and amortization	20,525	24,111	48,781
Deferred loan cost amortization	3,188	561	1,123
Impairment of assets	14,681	—	337,074
Share-based compensation	3,267	4,542	8,944
Gain on sale of discontinued operations	—	—	(20,029)
Gain on sale of assets, net	(4,778)	(8,700)	(8,789)
Realized (gain) loss on marketable securities	(419)	7	(408)
Deferred income taxes	19,671	2,485	(19,452)
Accrued loss for acquisition purchase obligation	—	—	5,500
Changes in assets and liabilities, net of effects of acquisitions and divestitures of business units:
Receivables, net	(363)	(49,128)	68,385
Inventory	11,049	(12,341)	24,599
Unbilled receivables	4,526	(28,664)	3,610
Income tax receivable	(40,082)	674	(7,304)
Prepaid expenses and other current assets	901	(183)	(454)
Accounts payable	4,047	27,746	(22,621)
Accrued compensation	(3,708)	(7,827)	(16,536)
Insurance deductible reserves	(5,202)	2,785	3,557
Other accrued liabilities	(3,689)	(6,032)	(13,033)
Billings in excess of costs and estimated earnings	7,984	8,211	(3,843)
Other long-term assets and liabilities	17,009	(9,254)	(12,560)
Other, net	(3,068)	(1,332)	2,595
Cash flows (used) provided by operating activities	(20,326)	(37,512)	67,279

Investing Activities
Purchases of property and equipment	(11,150)	(15,992)	(32,995)
Acquisitions and investments in businesses, net of cash acquired	(2,600)	(72,214)	(80,961)
Proceeds from dispositions of property and equipment	8,238	16,154	16,905
Proceeds from sale of discontinued operations	—	—	27,176
Purchase of marketable securities	(26,691)	(17,764)	(35,239)
Proceeds from sales of marketable securities	28,696	17,414	52,650
Other, net	(2,452)	(1,509)	(628)
Cash flows used by investing activities	(5,959)	(73,911)	(53,092)

Financing Activities
Net borrowings under revolver	39,000	87,000	—
Principal payments on term notes	(5,806)	(1,750)	(3,500)
Net payments on other notes	(988)	(4,108)	(4,505)
Decrease in book overdrafts	(1,678)	(1,182)	(7,609)
Proceeds from share options exercised	9	163	203
(Taxes) tax benefit for share-based compensation	(792)	253	259
Dividends paid	(2,938)	(5,832)	(11,709)
Deferred financing costs	(4,917)	—	—
Distributions to minority interests	—	(2,203)	(1,223)
Other, net	—	211	212
Cash flows provided (used) by financing activities	21,890	72,552	(27,872)

Decrease in Cash and Cash Equivalents	(4,395)	(38,871)	(13,685)

Cash and cash equivalents, beginning of period	60,587	74,272	74,272
Cash and cash equivalents, end of period	$56,192	$35,401	$60,587

Supplemental Disclosure of Cash Flow Information
Accrued but unpaid dividends	$—	$2,939	$2,938
Cash paid for interest	$17,667	$16,812	$32,827
Cash paid for income taxes	$952	$1,899	$7,233